UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2018 (the "Effective Date"), Kraton Corporation (the "Parent") and certain of its subsidiaries entered into a Fifth Amendment to Credit and Guarantee Agreement (the "Amendment") relating to the Credit and Guarantee Agreement, dated as of January 6, 2016, among Kraton Polymers LLC (the "U.S. Borrower"), Kraton Polymers Holdings B.V. (the "Euro Borrower" and, together with the U.S. Borrower, the "Borrowers"), the Parent, certain subsidiaries of the Parent, as Guarantors, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and Nomura Securities International, Inc. and Deutsche Bank Securities Inc., as Syndication Agents (as amended, the "Term Loan Facility"). JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc., and Credit Suisse Securities (USA) LLC were joint lead arrangers and joint bookrunners for the transaction in connection with the Amendment.

Pursuant to the Amendment:

•The Euro Borrower increased its borrowings under the existing tranche of Euro denominated term loans under the Term Loan Facility (the "Euro Tranche") by €150.0 million, the proceeds from which were used, together with available cash, to pay down a portion of the existing U.S. dollar denominated tranche of term loans under the Term Loan Facility (the "USD Tranche"), resulting in total borrowings of $300.0 million under the USD Tranche and €315.0 million under the Euro Tranche as of the Effective Date;

•Simultaneous with the additional borrowings under the Euro Tranche, the Borrowers also completed a re-pricing of each tranche of term loans pursuant to which applicable interest rates were decreased from, in the case of the USD Tranche, LIBOR plus 3.00% to LIBOR plus 2.50%, and, in the case of the Euro Tranche, EURIBOR plus 2.50% to EURIBOR plus 2.00%; and

•The maturity date of the Term Loan Facility was extended from January 6, 2022 to March 8, 2025.

The Amendment reset the period during which a prepayment premium may be required for a "Repricing Event" (as defined in the Term Loan Facility) under each of the Euro Tranche and the USD Tranche until six months after the Effective Date.

Certain Relationships

Certain lenders under the Term Loan Facility have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Parent, its subsidiaries, and their respective affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Term Loan Facility is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 8, 2018, the Parent issued a press release announcing the consummation of the financial transactions described in Item 1.01 above. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Fifth Amendment to Credit and Guarantee Agreement, dated as of March 8, 2018, among Kraton Polymers LLC, as U.S. Borrower, Kraton Polymers Holdings B.V., as Euro Borrower, Kraton Corporation, as Parent, certain subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Dollar Replacement Term Lender and Euro Replacement Term Lender.

99.1	Press Release, dated March 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON CORPORATION

Date:	March 12, 2018	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer